As filed with the Securities and Exchange Commission on March 6, 2020

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Rocket Pharmaceuticals, Inc.
(Exact name of registrant as specified in its charter)

Delaware	04-3475813
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Rocket Pharmaceuticals, Inc.
350 Fifth Avenue, Suite 7530
New York, NY 10118
(646) 440-9100
(Address of Principal Executive Offices) (Zip Code)

Second Amended and Restated 2014 Stock Option and Incentive Plan
 (Full title of the plans)

Gaurav Shah, MD
Rocket Pharmaceuticals, Inc.
President and Chief Executive Officer
350 Fifth Avenue, Suite 7530
New York, NY 10118
(646) 440-9100
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Niki Fang, Esq. Melissa V. Frayer, Esq. Orrick, Herrington & Sutcliffe LLP 405 Howard Street San Francisco, CA 94105 (415) 773-5700	Sara Turken, Esq. Senior Director, Legal & Corporate Development Rocket Pharmaceuticals, Inc. 350 Fifth Avenue, Suite 7530 New York, NY 10118 (646) 440-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company.  See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐	Smaller reporting company	☒

Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☒

CALCULATION OF REGISTRATION FEE

Title of Securities to Be Registered	Amount to Be Registered (1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock, $0.01 par value per share
- Reserved for future issuance under the Rocket Pharmaceuticals, Inc. Second Amended and Restated 2014 Stock Option and Incentive Plan	3,998,711(2)	$19.41(3)	$77,594,986.96	$10,071.83
TOTAL	3,998,711	N/A	$77,594,986.96	$10,071.83

(1)
Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (“Registration Statement”) shall also cover any additional shares of the common stock of Rocket Pharmaceuticals, Inc. (the “Registrant”) that become issuable in respect of the securities identified in the above table by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant’s receipt of consideration that results in an increase in the number of the outstanding shares of the Registrant’s common stock.

(2)
Represents (i) 1,807,789 shares of the Registrant’s common stock that were automatically added to the shares authorized for issuance under the Registrant’s Second Amended and Restated 2014 Stock Option and Incentive Plan (the “Rocket Plan”) on January 1, 2019 and (ii) 2,190,922 shares of the Registrant’s common stock that were automatically added to the shares authorized for issuance under the Rocket Plan on January 1, 2020, each pursuant to an annual “evergreen” increase provision contained in the Rocket Plan.  Pursuant to such provision, the number of shares reserved for issuance under the Rocket Plan will automatically increase on the first day of each fiscal year by 4% of the total number of shares of the Registrant’s common stock outstanding on the immediately preceding December 31.

(3)
Estimated in accordance with Rules 457(c) and (h) of the Securities Act, solely for the purpose of calculating the registration fee. The proposed maximum offering price per share of $19.41 was computed by averaging the high and low prices of a share of the Registrant’s common stock as reported on The Nasdaq Global Market on March 2, 2020.

REGISTRATION OF ADDITIONAL SHARES
PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant is filing this Registration Statement with the Securities and Exchange Commission (the “Commission”) to register 3,998,711 additional shares of common stock under the Rocket Plan pursuant to the provisions of that plan providing for an automatic increase in the number of shares reserved for issuance thereunder. This Registration Statement hereby incorporates by reference the contents of the Registrant’s registration statements on Form S-8 filed with the Commission on March 7, 2018 (Registration No. 333-223488), March 23, 2017 (Registration No. 333-216892), June 29, 2016 (Registration No. 333-212308) and May 28, 2015 (Registration No. 333-204501).

Item 8. Exhibits.

The following exhibits are filed herewith:

		Incorporated by Reference
Exhibit Number	Exhibit Description	Form	File No.	Exhibit	Filing Date	Filed Herewith

5.1	Opinion of Orrick, Herrington & Sutcliffe LLP.					X

23.1	Consent of Orrick, Herrington & Sutcliffe LLP (included in Exhibit 5.1).					X

23.2	Consent of Independent Registered Public Accounting Firm.					X

24.1	Power of Attorney (included on the signature page of this Registration Statement).					X

99.1	Second Amended and Restated 2014 Stock Option and Incentive Plan.	DEF 14A	001-36829	A	4/30/2018

99.2	Form of Incentive Stock Option Agreement (Employees)	10-K	001-36829	10.2	3/8/2019

99.3	Form of Non-Qualified Stock Option Agreement (Employees)	10-K	001-36829	10.3	3/8/2019

99.4	Form of Non-Qualified Stock Option Agreement (Non-Employee Directors)	10-K	001-36829	10.4	3/8/2019

99.5	Form of Non-Qualified Stock Option Agreement (Consultants)	10-K	001-36829	10.5	3/8/2019

99.6	Form of Restricted Stock Unit Award Agreement	10-K	001-36829	10.6.1	3/6/2020

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on March 6, 2020.

ROCKET PHARMACEUTICALS, INC.

/s/ Gaurav Shah, MD
Gaurav Shah, MD
President and Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Gaurav Shah, MD and Kamran Alam, and each of them, as his or her true and lawful attorney-in-fact and agent with the full power of substitution, for him or her, in any and all capacities, to sign any and all amendments to this Registration Statement (including post-effective amendments to this Registration Statement on Form S-8), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities and on the dates indicated:

Name	Title	Date
/s/ Gaurav Shah	President, Chief Executive Officer and Director (Principal Executive Officer)	March 6, 2020
Gaurav Shah, MD
/s/ Kamran Alam	Senior Vice President – Finance (Principal Financial Officer)	March 6, 2020
Kamran Alam
/s/ John Militello	Senior Controller, Treasurer (Principal Accounting Officer)	March 6, 2020
John Militello
/s/ Roderick Wong	Director	March 6, 2020
Roderick Wong, MD
/s/ Naveen Yalamanchi	Director	March 6, 2020
Naveen Yalamanchi, MD
/s/ Carsten Boess	Director	March 6, 2020
Carsten Boess
/s/ David P. Southwell	Director	March 6, 2020
David P. Southwell
/s/ Pedro Granadillo	Director	March 6, 2020
Pedro Granadillo
/s/ Gotham Makker	Director	March 6, 2020
Gotham Makker